Exhibit 16.1

BDO Seidman, LLP Accountants and Consultants	150 Federal Street 9th Floor Boston, Massachusetts 02110-1745 Telephone: (617) 422-0700 Fax: (617) 422-0909

October 14, 2008

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on October 10, 2008, to be filed by our former client, Stream Global Services, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP